UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2008

Osteotech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

51 James Way, Eatontown, New Jersey		07724
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-542-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on December 20, 2007, Mr. Richard Russo, President— International of Osteotech, Inc. (the "Company"), announced he was resigning his position with the Company effective December 31, 2007. On April 7, 2008, the Company and Mr. Russo entered into a Resignation Agreement and Release pursuant to which Mr. Russo will receive his base salary, less applicable withholdings, over a twelve month period, and will receive an annual bonus for 2007 on a basis comparable to the basis for bonuses paid to the other executive officers of the Company. Under the agreement, he is also entitled to continuation for twelve months of his health, dental and life insurance benefits in return for payments for such benefits at the rate he paid when he was an active employee of the Company. A copy of the Resignation Agreement and Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit 99.1 Resignation Agreement and Release dated April 7, 2008, between Osteotech, Inc. and Mr. Richard Russo.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Osteotech, Inc.

April 7, 2008	By:	/s/ Mark H. Burroughs

Name: Mark H. Burroughs
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Resignation Agreement and Release dated April 7, 2008, between Osteotech, Inc. and Mr. Richard Russo